UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2016

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California 92121-4340

(Address of principal executive offices) (Zip Code)

(858) 646-1100

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Company”) was amended to increase the aggregate number of shares of common stock reserved for issuance under the plan by 4,000,000 shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 20, 2016, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, as determined by the Board of Directors at its discretion.  Subsequent to the stockholders’ approval, the Company’s Board of Directors approved a reverse split ratio of 1-for-10.  On May 25, 2016, the Company filed with the Delaware Secretary of State a certificate of amendment to its Amended and Restated Certificate of Incorporation to implement the reverse split at the approved ratio.  The reverse split will be implemented as of 5:00 p.m. Eastern time on May 26, 2016, and the Company’s common stock will begin trading on a split-adjusted basis on May 27, 2016.

The foregoing descriptions of the amendment to the Amended and Restated Stock Incentive Plan and the certificate of amendment to the Amended and Restated Certificate of Incorporation do not purport to be complete and are qualified in their entirety by reference to the Company’s Amended and Restated Stock Incentive Plan and the certificate of amendment attached to this Current Report on Form 8-K as Exhibit 99.1 and 3.1, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s 2016 Annual Meeting of Stockholders held on May 20, 2016, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

•

The Company’s stockholders elected the director proposed by the Company for re-election to serve until the Company’s 2019 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Gary A. Lyons	34,675,625	5,882,575	0
Thomas E. Shenk	39,181,336	1,376,864	0

•

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, as determined by the Board of Directors at its discretion. The tabulation of votes on this matter was as follows: shares voted for: 67,383,323; shares voted against: 5,764,268; shares abstaining: 1,857,448; and broker non-votes: 0.

•

The Company’s stockholders approved the amendment to the Company’s Amended and Restated Stock Incentive Plan described in Item 5.02 above.  The tabulation of votes on this matter was as follows: shares voted for: 36,480,785; shares voted against: 3,561,695; shares abstaining: 515,720; and broker non-votes: 34,446,839.

•

The Company’s stockholders in an advisory vote approved the compensation of the Company’s named executive officers.  The tabulation of votes on this matter was as follows: shares voted for: 37,365,841; shares voted against: 2,883,856; shares abstaining: 308,503; and broker non-votes: 34,446,839.

•

The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.  The tabulation of votes on this matter was as follows: shares voted for: 71,918,126; shares voted against: 2,032,157; shares abstaining: 1,054,756; and broker non-votes: 0.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation.

99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 25, 2016	By:	/s/ VIJAY B. SAMANT
Vijay B. Samant
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation.

99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.